UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2011 (February 28, 2011)

ACCELERIZE NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52635	20-3858769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

204 RIVERSIDE AVENUE, NEWPORT BEACH, CALIFORNIA 92663
(Address of principal executive offices)                   (Zip Code)

(310) 903 4001
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 28, 2011, Accelerize New Media, Inc. (the "Company") announced the appointment of Mr. Jeff McCollum its former Head of Lead Generation, as Chief Revenue Officer and President of its Cake Marketing Software Division. Mr. McCollum will be responsible for growing the Company’s sales team and expanding its client base.

Jeff McCollum, a founder of the Company's Cake Marketing Software Division has over a decade of Internet sales and marketing experience. Before joining Accelerize New Media, Inc. he was Vice President of Sales for eForce Media Inc., where he was responsible for creating a market for and generating demand for sales leads within several industries. Between 1996 and 1999 he served as a Sales Representative at Netscape Communications. Between 2000 and 2001 he served as Business Development Manager at NBCi.  Between 2001 and 2002 he served as Director of Business Development at ICM/Breakpoint, a transactional business development company with access to media, information, entertainment and technology-related entities. Mr. McCollum also co-founded Ecological Technologies, where he served as Vice President of Business Development and Sales.  Mr. McCollum has also served as Head of Lead Generation at Accelerize since March 2007.  Mr. McCollum attended University of Southern California.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCELERIZE NEW MEDIA, INC.

Date February 28, 2011	By:	/s/ Brian Ross
Brian Ross
President and Chief Executive Officer